Exhibit 10.4

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (this "Agreement") is dated as of May 31, 2009, by and between Capita! Asset Lending, Inc., a California corporation, Westmoore Lending, LLC, a California limited liability company, Westmoore Lending Opportunities, LLC, a California limited liability company (the "Sellers") and Coronado Acquisitions, LLC, a Nevada limited liability company, (the "Purchaser").

RECITALS

WHEREAS, the Sellers are engaged in the business of providing financing to third party commercial ventures through loans and/or the purchase of equity; and

WHEREAS, the Sellers acquired title to certain drilling equipment (the "Equipment") in lieu of foreclosure on loans made to Vanguard Energy Services, Inc.; and

WHEREAS, the Rigs are not in operational condition and require estimated capital investment of $400,000 to bring into working condition; and

WHEREAS, the Sellers are unwilling to provide the necessary capital to make such capital investments and the Purchasers are prepared to acquire the equipment on an 'as-is' basis; and

WHEREAS, the Purchaser intends to merge into a publicly listed company and the Sellers are willing to accept shares in a publicly listed company in satisfaction of the Purchaser's promissory note issued in connection with this transaction; and

WHEREAS, the Sellers desires to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers the drilling equipment for the consideration set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:

Article I

TERMS OF PURCHASE AND SALE

1.1. Sale of the Equipment. At the Closing (as defined in Section 1.04 hereof), subject to the terms and conditions set forth herein, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, the Equipment, an itemized list of the Equipment is attached as Exhibit A to this Agreement.

1.2. Purchase Price. The Purchaser shall pay to the Sellers an amount equal to three million two hundred sixty thousand dollars ($3,250,000] in the following manner:

A.      Issuance of a promissory note in the amount of $3,250,000 without interest due on December 31,2009, and solely at the Purchaser's option, Purchaser may deliver two million one hundred thousand (2,100,000) (the "mergee shares], of the common shares of a reporting corporation in full satisfaction of its promissory note issued in conjunction with this transaction. The number of shares issued to each of the sellers shall be as provided in Exhibit C. The mergee must be in a current status with its SEC filing requirements and currently quoted on the OTCBB. All Mergee Shares issued to Sellers shall be duly and validly issued and shall be fully paid and non-assessable. Notwithstanding of the aforementioned, there maybe due the following additional consideration:

1.] One Hundred Eighty (180) days from the delivery of the mergee shares, if the market price of the issuers common stock, as quoted on the OTCBB, or other regional or national stock exchange, other than the Pink Sheets, is not $1.55 per share, a sufficient number of additional shares shall be delivered to the Sellers so as to constitute a dollar value in the aggregate of the total number of Shares that is equal to the value of the 2,1000,000 shares at $1.55 per share

2.) In the event that the common stock of the issuer is quoted on the Pink Sheets, and is not quoted on the OTCBB, or any other regional or national stock exchange, on the date of the effectiveness of the first registration of any of the mergee shares, or on the date that an exemption from registration for such shares is available to the Shareholders at any time subsequent to the execution of this EPA, and prior to the 180* day subsequent to the execution of this EPA, then four hundred thousand (400,000) additional shares of common stock shall be issued and delivered by Purchaser or the issuer, as applicable, to the Sellers immediately following such occurrence.

B.      The Equipment sold by the Sellers to the Purchaser on the Closing Date has a fair market value of $3,250,000.

C      All of the terms and conditions, rights and entitlements of the Sellers shall be applicable to the mergee, or any other reporting parent or holding company exercising voting or shareholder control over PURCHASER (hereafter, the "Parent"), upon the execution and effectiveness of Purchaser's merger with the mergee, or such Parent.

D.     AH obligations of the Purchaser shall accede to the mergee, or any such parent of PURCHASER, as if the original transactions contemplated herein had occurred with the mergee, or such Parent, as applicable, as of the date of this Agreement.

1.03   Registration Rights Restricted common shares issued to Sellers in connection with this agreement shall be not be subject to any registration rights except as provided an exemption from registration for such shares as governed by the regulations of the securities issued hereto with the Securities and Exchange Commission, and any other regulatory or governmental authority within whose jurisdiction or control such registration is required.

1.04.  Closing.

(a)           The closing of the transactions contemplated hereby (the "Closing")

shall take place on the date or dates and time(s) as agreed by the Purchaser and Sellers, by the Purchaser and the Sellers each delivering a signed copy of this Agreement to the Sellers's agent at the address set forth in Section 6.02 hereof (the "Closing Date"). The Closing may take place in two or more parts, as necessary, to complete share or cash transfers, or to accommodate Equipment Bills of Sale availability, or other pre-closing or post-closing items as required by the Sellers or tine Purchaser, and each closing shall be valid and binding to the parties.

(b)           At the Closing, subject to the terms and conditions set forth herein,the Purchaser shall pay and deliver to the Sellers the Purchase Price in accordance with its terms. The portion of the Purchase Price represented by the common shares of the Purchaser shall be payable to the Sellers at the Closing, and as otherwise described herein, by delivering the Shares to the Sellers's agent at the address set forth in Section 6.02 hereof.

(c)           At the Closing, subject to the terms and conditions set forth herein and following receipt by the Sellers of the Purchase Price, the Sellers shall deliver or cause to be delivered to the Purchaser title evidencing ownership of Equipment as listed in Exhibit A of this Agreement.

1.05   Physical Location of Equipment and Lease Terms

(a)        The Equipment identified in Exhibit A, Part 1, of this Agreementare located in facilities under control of the Seller.

(b)       (1) For as long as the Equipment identified in Exhibit A, Part 1, of this Agreement, is located and stored, at the Purchaser's option, in the facilities currently provided for by the Seller the Purchaser shall not be obligated to make lease or storage fee payments to the Seller, for the storage of the Equipment in their facilities, for a term of one (1) years from the Date of this Agreement.

(c)           Security of equipment at locations. Security measures to be effected bythe owner of the facilities wherein the Equipment is stored and warehoused, as well as measures to be monitored by the Sellers, shall be attached as a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing. In the event that security measures acceptable to the Purchaser are not in place within the thirty-day period following the Closing Date, Purchaser, at its sole option, may extend the period within which such measures may be affected, and Sellers agrees to any reasonable extension up to an additional sixty (60) days.
Sellers cannot warrant or make representations regarding Security measures wherein the Equipment is stored and warehoused, and which will continue to be in effect during the anticipated term of the Equipment's storage in each location.

(d) Insurance on equipment No insurance covering the Equipment shall be attached to the sale of the Equipment Purchaser shall place its own insurance at its own discretion.

(e) Mechanisms for delivery/pickup by new purchasers. The operational methods for pickup, release, and delivery of equipment removed from their respective warehouse locations or resold by Purchaser to third parties shall be described in a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing, and prior to the release by Sellers of any Equipment purchased by the Purchaser herein. All transportation and warehouse costs incident to the removal of the purchased Equipment by the Purchaser shall be at the Purchaser's expense.

1.06   Pre-Closing Expenses

(a) Legal Costs—The Seller and Purchaser shall each bare their own costs of legal representation on this agreement

(b) Purchaser and Sellers acknowledge herein that the nature of the pre-closing expenses and the timing of their payments to the recipients prior to the Closing Date precludes the refund of such expenses once expended, except for the receipt of services the extent to which, or the provision of which, are deemed to be in dispute at the time of the Closing Date, wherein each of the Sellers and the Purchaser shall not herein be waiving any rights, civil or otherwise, to use all legal methods to settle and resolve such disputes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represents and warrants to the Purchaser as follows:

2.1. Organization; Good Standing. The Sellers are companies duly organized, validly existing and in good standing under the laws of the State of California, and the Sellers has all requisite corporate power and authority under such laws to carry on its business as now conducted.

2.2. Power and Authority; Effect of Agreement The sale of the Equipment, the execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against the Sellers, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

2.3. No Conflict The execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Sellers is subject, (b) any order, judgment or decree applicable to the Sellers, any indenture, agreement or other instrument by which the Sellers is bound.

2.4. Title to Equipment.

(a) The Sellers owns and has good and marketable title to, and legal ownership of the Equipment, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances"].

(b) Upon consummation of the Closing, without exception, the Purchaser will acquire from the Sellers legal and beneficial ownership of, good and marketable title to, and all rights to the Equipment to be sold to the Purchaser by the Sellers, free and clear of all Encumbrances.

2.05. Equipment Condition. Sellers makes no warranties regarding the Equipment outlined in Exhibit A hereto, including without limitation warranties as to merchantability and fitness for a particular purpose, either expressed or implied.

2.06  Investment Intent. In connection with the receipt of the restricted Shares by the Sellers:

(i)           Sellers is acquiring the shares in a private transaction, for Sellers's own account and for investment purposes and not with a view to the immediate public resale or distribution.

(ii)           Sellers will not sell, transfer or otherwise dispose of the shares except in compliance with the Act. Sellers acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including, but not limited to Section 4(2) of the Act.

(hi)    Sellers acknowledges that it has been furnished with disclosure documents that Sellers feels are necessary to make an economic decision to acquire the shares.

(iv)           Sellers further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the Purchaser and the securities.

(v)           By reason of Sellers's knowledge and experience in financial and business matters in general, and investments in particular, Sellers is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.

(vi)           The present financial condition of Sellers is such that it is under no present or contemplated need to sell any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser represents and warrants to the Sellers as follows:

3.1. Organization; Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority under such laws to carry on its business.

3.2. Power and Authority; Effect of Agreement The purchase of the Equipment, the payment and delivery of the Purchase Price, the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

3.3. No Conflict The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Purchaser is subject, (h) any order, judgment or decree applicable to the Purchaser, any provision of the charter documents of the Purchaser or (d) any indenture, agreement or other instrument by which the Purchaser is bound.

3.4. Investigation and Economic Risk. The Purchaser has performed its own due diligence review of the Equipment itemized in Exhibit A and has had access to information concerning the Sellers and the Equipment it has deemed necessary in connection with its decision to purchase the Equipment

3.05   Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Sellers shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Sellers.

3.06  As of the date of the merger with the mergee, the mergee shall be current in its reporting requirements with the SEC, shall be eligible to file S-8 registration statements on behalf of the Shareholders pursuant totheRRA, if required to effect the same pursuant to this EPA, and/or the RRA, as applicable, and the Purchaser, subsequent to such merger, shall maintain a current status in its filings with the SEC throughout the Registration period, as defined in the RRA.

ARTICLE IV

CONDITIONS TO CLOSING

4.01.      Conditions to the Obligations of the Sellers. The Sellers's obligation to sell the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) Compliance with this Agreement. The Purchaser shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

(b) Payment of Purchase Price. The Purchaser shall have delivered to the Sellers in accordance with Article 1 and Exhibit B hereof.

4.02. Conditions to Obligation of Purchaser. The obligation of the Purchaser to purchase the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) Compliance with this Agreement. The Sellers shall have performed and complied with all agreements, covenants and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

(b) Consents; Permits. The Sellers shall have received all consents, permits, approvals and other authorizations that may be required from, and any declarations that may be required with, any person in connection with the transaction contemplated by this Agreement

ARTICLE V

TERMINATION PRIOR TO CLOSING

5.01.           Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By the mutual written consent of the Sellers and the Purchaser; or

5.02.            Effect on Obligations. Termination of this Agreement pursuant to this Article V shall terminate all obligations of the parties hereunder, except for their obligations under Sections 1.06,6.01 and 6.10 hereof; provided, however, that termination pursuant to clause (b) of Section 5.01 hereof shall not relieve the defaulting or breaching party from any liability to the other party hereto.

ARTICLE VI

MISCELLANEOUS

6.01.  Expenses. Except as otherwise provided herein, the Purchaser shall pay all costs and expenses incurred by or on behalf of the Purchaser, and the Sellers shall pay all costs and expenses incurred by or on behalf of the Sellers, in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its and their financial consultants, accountants and legal counsel, except as provided for in applicable sections of this Agreement.

602.  Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

If to the Sellers, to:
Matthew Jennings
1353 Old Temescal Rd
Suite 108
Corona, CA   92881

If to the Purchaser, to:
Coronado Acquisitions, LLC
499 N. Canon Dr
suite 202
Beverly Hills, CA 90210

or at such other address for a party as shall be specified by like notice.

6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.4. Entire Agreement This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications.

6.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

6.6. Amendments. This Agreement may not be amended or modified without the written consent of the Sellers and the Purchaser, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

6.7. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected.

6.8. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement

6.9. Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

6.10. Confidentiality. Each parry hereto agrees that, except with the prior permission oF the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Agreement, (b) any discussions or negotiations relating to this Agreement and the identity of the parties to this Agreement, except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing.

Balance of this page is deliberately left blank.
Signature page follows.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Equipment Purchase Agreement to be executed and delivered by the undersigned as of the day and year first above written.

SELLERS:
Capital Asset Lending, Inc. a California corporation

_________________________________________________
By:

Westmoore Lending, LLC
a California limited liability company

_________________________________________________
By:

Westmoore Lending Opportunities, LLC
a California limited liability company

________________________________________________
By:

PURCHASER:
Coronado Acquisitions, LLC
a Nevada limited liability company

________________________________________________
By: